                                                                   EXHIBIT 23.01


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 27, 1999 relating to the consolidated financial statements and financial statement schedule of Micron Electronics, Inc., which appear in Micron Electronics, Inc.'s Annual Report on Form 10-K for the year ended September 2, 1999.



/s/ PricewaterhouseCoopers LLP
Boise, Idaho
July 10, 2000

                                      -3-